Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS SECOND QUARTER FINANCIAL RESULTS

•Second quarter sales were $65.4 million, up 18% sequentially and 51% from Q2 2020
•Gross margin improved to 26% versus 23% in Q1 2021 and 15% in Q2 2020
•Net income was $1.7 million, or $0.10 per diluted share
•Adjusted EBITDA* increased to $7.5 million versus $4.0 million in Q1 2021 and negative $1.8 million in Q2 2020
•Cash and marketable securities at June 30, 2021, were $181.3 million versus $53.9 million at December 31, 2020
•NobelClad awarded $8.8 million order from chemical industry; introduces clad pipe offering

BROOMFIELD, Colo. - July 22, 2021 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its second quarter ended June 30, 2021.

Second quarter sales were $65.4 million, up 18% sequentially versus the first quarter, and up 51% versus the second quarter of 2020. The sales growth versus both prior periods is attributable to the accelerating recovery of the energy industry, which drove improved demand for well perforating systems at DynaEnergetics, DMC’s energy products business. The results also reflect increased order shipments at NobelClad, DMC’s composite metals business.

Second quarter gross margin was 26% up from 23% in the 2021 first quarter and 15% in last year's second quarter. The improvement reflects the impact of higher sales volume on fixed expenses at DynaEnergetics, and the receipt of the Employee Retention Credit under the CARES Act.

Selling, general and administrative expense (SG&A) was $14.0 million, up from $13.2 million in the first quarter and $12.2 million in the year-ago second quarter. SG&A in this year’s second quarter included $1.2 million in litigation expense related to several patent infringement cases in which DynaEnergetics is the plaintiff. Litigation expense was $1.0 million in this year’s first quarter and $400,000 in the second quarter a year ago.

Second quarter operating income was $2.7 million versus an operating loss of $8.0 million in last year's second quarter. Net income was $1.7 million, or $0.10 per diluted share, versus net loss of $5.6 million, or $0.38 per diluted share, in last year’s second quarter.

Second quarter adjusted EBITDA was $7.5 million versus $4.0 million in the 2021 first quarter, and negative $1.8 million in the 2020 second quarter.

DMC ended the second quarter with cash and marketable securities of $181.3 million, up from $66.8 million at March 31, 2021. During the quarter, the Company raised net proceeds of $123.5 million through a registered public equity offering.

DynaEnergetics

Second quarter sales at DynaEnergetics were $42.3 million, up 11% sequentially and 79% from the 2020 second quarter. Gross margin was 25%, up from 22% in the first quarter of 2021 and 8% in last year’s second quarter. Adjusted EBITDA was $5.3 million versus negative $3.3 million in last year’s second quarter.

NobelClad
Second quarter sales at NobelClad were $23.2 million, up 33% sequentially and 18% versus the 2020 second quarter. Gross margin was 28%, up from 26% in the 2021 first quarter and 25% in last year's second quarter. The gross margin improvement reflects a more favorable project mix. Adjusted EBITDA was $4.3 million, up from $3.1 million in last year’s second quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the second quarter was 1.01, and its rolling 12-month bookings were $84 million. Order backlog increased to $45.1 million from $43.2 million at the end of the first quarter.

Six-month results
Consolidated sales for the six-month period were $121.1 million, up 4% versus the same period a year ago. Gross margin was 25% versus 27% in the 2020 six-month period. Operating income was $2.0 million versus an operating loss of $1.6 million in last year’s six-month period. Net income for the period was $2.2 million, or $0.13 per diluted share, versus a net loss of $1.5 million, or $0.10 per diluted share, in the same period a year ago.

Six-month adjusted operating income was $2.1 million and adjusted net income was $2.3 million, or $0.14 per diluted share. Adjusted EBITDA was $11.6 million versus $9.5 million in last year’s six-month period.

DynaEnergetics
Six-month sales at DynaEnergetics were $80.4 million, up 5% from $76.9 million, in last year’s six-month period. Operating income was $4.7 million versus $1.7 million in the comparable year-ago period. Adjusted EBITDA was $8.8 million versus $8.0 million in last year’s six-month period.

NobelClad
NobelClad reported six-month sales of $40.7 million, up 2% from $39.9 million at the six-month mark last year. Operating income was $5.0 million versus $3.5 million in the comparable year-ago period, while adjusted EBITDA was $7.0 million versus $5.4 million in last year’s six-month period.

Management Commentary
Kevin Longe, president and CEO, said, “Improving economic conditions led to increased activity in several of our end markets during the second quarter. Rising energy prices drove improved demand for DynaEnergetics’ DS well perforating systems, and NobelClad secured a large international order from the chemical industry.”

“DynaEnergetics benefitted from a modest improvement in pricing during the quarter,” Longe added. “However, despite increased well completion activity in North America, irrational pricing for products and services persists, and is delaying the margin recovery of our industry.

“The leading operators and service companies in North America’s unconventional oil and gas industry are transitioning to safer, more efficient and more reliable factory-assembled perforating systems built by a single source provider. However, during the recent market instability, a number of machine shops have taken advantage of extreme price sensitivity by commercializing undifferentiated, less reliable carrier assemblies. These businesses are being supported and supplied by some of our industry’s large energetics manufacturers, which have not yet fully transitioned to their own integrated systems.”

Longe added, “We believe many of the pre-wired carriers in the market incorporate features that violate DynaEnergetics patents, and we are taking aggressive legal action against the companies that make these products.

DynaEnergetics has made significant investments in technologies and products that have improved the safety, efficiency and performance of its customers’ well completions, and have enhanced the effectiveness and profitability of the industry as a whole. Our patent strategy is designed to protect these investments and provide transparency so others can innovate without violating our intellectual property. As we previously have stated, if intellectual property is not protected, the incentive to innovate is lost and the sustainability of our industry is at risk.”

NobelClad was awarded an $8.8 million order during the second quarter for titanium clad plates that will be used to fabricate specialized equipment for a large purified terephthalic acid (PTA) plant. The plant was engineered in Europe, will be built in Southwest Asia and will include titanium-clad equipment fabricated in China. “NobelClad’s global presence and manufacturing skill set positioned it to win this complex project,” Longe said. “The clad plates, which will be used to fabricate pressure vessels and heat exchangers, will be manufactured at NobelClad’s production facility in Mt. Braddock, Penn., and are scheduled to ship in this year’s third and fourth quarters.

“This large order will help offset a pandemic-related downturn in NobelClad’s base repair and maintenance business, which tends to lag the cycles of the broader economy. We expect repair and maintenance work in NobelClad’s primary downstream energy market will accelerate in the coming year. In addition, NobelClad continues to pursue several large orders in a broad range of industrial end markets.”

Earlier this week, NobelClad introduced DetaPipe™, a high-performance clad-pipe solution for the chemical and metal-processing markets. “This product offering reflects several years of work by NobelClad’s product development team and is expected to provide customers with a better-performing, cost-effective alternative to solid zirconium or titanium pipe in their high-pressure, high temperature processing environments.”

Longe concluded, “I am encouraged by the improving conditions in the end markets of DynaEnergetics and NobelClad, and believe our businesses are well positioned with the right people, products and technologies to address the growing demand. Our stock offering during the second quarter further strengthened our financial position and enhanced our ability to pursue strategic growth opportunities.”

Guidance
Michael Kuta, CFO, said third quarter 2021 sales are expected to be in a range of $70 million to $73 million versus the $65.4 million reported in the 2021 second quarter. DynaEnergetics expects demand from North America’s onshore unconventional oil and gas market will continue to improve in the third quarter, although at a more moderate pace than in the first half of the year. The growth is expected to be partially offset by lower sales in the Middle East. DynaEnergetics is expected to report third quarter sales in a range of $46 million to $48 million versus the $42.3 million reported in 2021 second quarter. NobelClad’s sales are expected in a range of $24 million to $25 million versus the $23.2 million reported in the 2021 second quarter.

Consolidated gross margin is expected in a range of 24% to 26% versus 26% in the 2021 second quarter. The potential decline relates to the expected increase in North American sales versus higher margin international sales at DynaEnergetics, as well as inflationary pressures that will likely offset pricing increases. Gross margin at NobelClad also is expected to decline due to a less favorable project mix.

Third quarter selling, general and administrative (SG&A) expense is expected to be in a range of $14.5 million to $15 million versus the $14.0 million reported in the 2021 second quarter. The increase reflects expected headcount additions for commercial and digital positions, higher variable compensation expense, and a pickup in travel expenses.

Amortization expense is expected to be approximately $225,000, and interest expense is expected to be approximately $80,000. DMC’s full year tax-rate is expected in a range of 31% to 33%.

Adjusted EBITDA is expected in a range of $6.5 million to $8.5 million versus the $7.5 million in the second quarter of 2021.

Third quarter capital expenditures are expected in a range of $4.0 million to $6.0 million. For modeling purposes, third quarter weighted average shares outstanding will be approximately 18.7 million.

Kuta said management is not providing full-year financial guidance, however, pricing at DynaEnergetics is expected to improve during the second half of the year, which should offset the impact of inflation on materials, labor, and benefits from employee retention credits under the CARES Act that are expected to roll off in the fourth quarter of 2021.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). The call is available live via the Internet at: https://www.webcaster4.com/Webcast/Page/2204/42038, or by dialing 888-506-0062 (973-528-0011 for international callers) and entering the code 860474. A telephonic replay will be available through July 29, 2021, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #42038.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), and net cash are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net cash is defined as cash and cash equivalents less total debt. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net cash is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss) and adjusted net income (loss) are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss) and net income (loss), respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
DMC Global is a diversified holding company. Our innovative businesses provide differentiated products and services to niche industrial and commercial markets around the world. DMC’s objective is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, legal, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategy, and make acquisitions that improve their competitive positions and expand their markets. DMC’s culture is to foster local innovation versus centralized control, and stand behind our businesses in ways that truly add value. Today, DMC’s portfolio consists of DynaEnergetics and NobelClad, which collectively address the energy, industrial processing and transportation markets. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at: http://www.dmcglobal.com

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Safe Harbor Language
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including third quarter guidance on sales, gross margin, SG&A, amortization expense, interest expense, adjusted EBITDA, capital expenditures, and tax rate; as well as our belief that repair and maintenance work in NobelClad’s primary downstream energy market will accelerate in the coming year; our expectation that NobelClad’s DetaPipe product will provide customers with a better-performing, cost-effective alternative to solid zirconium or titanium pipe; our expectation that pricing at DynaEnergetics will improve during the second half of the year; and our belief that our businesses are well positioned to address growing demand. Statements other than those of historical fact included in this press release are forward-looking statements. Forward-looking statements are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs, ability to achieve goals and numerous other factors. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; our ability to collect on our accounts receivable; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw materials; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; impacts of COVID-19 and any related preventive or protective actions taken by governmental authorities and resulting economic impacts, including recessions or depressions; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2020. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Sequential	Year-on-year
NET SALES	$65,438	$55,658	$43,203	18%	51%
COST OF PRODUCTS SOLD	48,467	42,745	36,599	13%	32%
Gross profit	16,971	12,913	6,604	31%	157%
Gross profit percentage	26%	23%	15%
COSTS AND EXPENSES:
General and administrative expenses	8,471	7,929	6,707	7%	26%
Selling and distribution expenses	5,544	5,243	5,488	6%	1%
Amortization of purchased intangible assets	288	324	353	-11%	-18%
Restructuring expenses and asset impairments	—	127	2,046	-100%	-100%
Total costs and expenses	14,303	13,623	14,594	5%	-2%
OPERATING INCOME (LOSS)	2,668	(710)	(7,990)	476%	133%
OTHER INCOME (EXPENSE) :
Other income (expense), net	108	394	(85)	-73%	227%
Interest expense, net	(81)	(135)	(156)	40%	48%
INCOME (LOSS) BEFORE INCOME TAXES	2,695	(451)	(8,231)	698%	133%
INCOME TAX PROVISION (BENEFIT)	971	(883)	(2,583)	210%	138%
NET INCOME (LOSS)	1,724	432	(5,648)	299%	131%
NET INCOME (LOSS) PER SHARE
Basic	$0.10	$0.03	$(0.38)	233%	126%
Diluted	$0.10	$0.03	$(0.38)	233%	126%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	17,554,809	15,543,103	14,832,242	13%	18%
Diluted	17,568,444	15,463,923	14,832,242	14%	18%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$—	$—

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Six months ended		Change
	Jun 30, 2021	Jun 30, 2020	Year-on-year
NET SALES	$121,096	$116,766	4%
COST OF PRODUCTS SOLD	91,212	85,696	6%
Gross profit	29,884	31,070	-4%
Gross profit percentage	25%	27%
COSTS AND EXPENSES:
General and administrative expenses	16,400	14,831	11%
Selling and distribution expenses	10,787	14,015	-23%
Amortization of purchased intangible assets	612	707	-13%
Restructuring expenses and asset impairments	127	3,162	-96%
Total costs and expenses	27,926	32,715	-15%
OPERATING INCOME (LOSS)	1,958	(1,645)	219%
OTHER INCOME (EXPENSE):
Other income, net	502	32	1,469%
Interest expense, net	(216)	(394)	45%
INCOME (LOSS) BEFORE INCOME TAXES	2,244	(2,007)	212%
INCOME TAX PROVISION (BENEFIT)	88	(514)	117%
NET INCOME (LOSS)	2,156	(1,493)	244%
NET INCOME (LOSS) PER SHARE
Basic	$0.13	$(0.10)	230%
Diluted	$0.13	$(0.10)	230%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	16,495,685	14,745,661	12%
Diluted	16,507,500	14,745,661	12%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$0.125

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Sequential	Year-on-year
Net sales	$42,268	$38,172	$23,643	11%	79%
Gross profit	10,676	8,434	1,967	27%	443%
Gross profit percentage	25%	22%	8%
COSTS AND EXPENSES:
General and administrative expenses	4,012	3,574	3,157	12%	27%
Selling and distribution expenses	3,300	3,140	3,595	5%	-8%
Amortization of purchased intangible assets	163	199	259	-18%	-37%
Restructuring expenses and asset impairments	—	—	1,851	n/a	-100%
Operating income (loss)	3,201	1,521	(6,895)	110%	146%
Adjusted EBITDA	$5,284	$3,521	$(3,272)	50%	261%

	Six months ended		Change
	Jun 30, 2021	Jun 30, 2020	Year-on-year
Net sales	$80,440	$76,863	5%
Gross profit	19,111	21,442	-11%
Gross profit percentage	24%	28%
COSTS AND EXPENSES:
General and administrative expenses	7,587	6,988	9%
Selling and distribution expenses	6,442	9,435	-32%
Amortization of purchased intangible assets	362	519	-30%
Restructuring expenses and asset impairments	—	2,789	-100%
Operating income	4,720	1,711	176%
Adjusted EBITDA	$8,803	$8,044	9%

NobelClad

	Three months ended			Change
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Sequential	Year-on-year
Net sales	$23,170	$17,486	$19,560	33%	18%
Gross profit	6,460	4,617	4,802	40%	35%
Gross profit percentage	28%	26%	25%
COSTS AND EXPENSES:
General and administrative expenses	889	813	797	9%	12%
Selling and distribution expenses	2,075	1,948	1,731	7%	20%
Amortization of purchased intangible assets	125	125	94	—%	33%
Restructuring expenses and asset impairments	—	127	195	-100%	-100%
Operating income	3,371	1,604	1,985	110%	70%
Adjusted EBITDA	$4,316	$2,670	$3,061	62%	41%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Six months ended		Change
	Jun 30, 2021	Jun 30, 2020	Year-on-year
Net sales	$40,656	$39,903	2%
Gross profit	11,077	9,954	11%
Gross profit percentage	27%	25%
COSTS AND EXPENSES:
General and administrative expenses	1,702	1,771	-4%
Selling and distribution expenses	4,022	4,282	-6%
Amortization of purchased intangible assets	250	188	33%
Restructuring expenses and asset impairments	127	254	-50%
Operating income	4,976	3,459	44%
Adjusted EBITDA	$6,987	$5,428	29%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sequential	From year-end
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$36,363	$45,837	$28,187	-21%	29%
Marketable securities	144,931	20,943	25,736	592%	463%
Accounts receivable, net	43,027	35,609	31,366	21%	37%
Inventories	62,478	57,944	52,573	8%	19%
Other current assets	10,577	7,855	5,448	35%	94%

Total current assets	297,376	168,188	143,310	77%	108%

Property, plant and equipment, net	105,589	106,800	109,411	-1%	-3%
Purchased intangible assets, net	2,391	2,927	3,665	-18%	-35%
Other long-term assets	28,990	26,902	23,259	8%	25%

Total assets	$434,346	$304,817	$279,645	42%	55%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$25,122	$27,336	$17,574	-8%	43%
Contract liabilities	10,188	7,205	4,928	41%	107%
Accrued income taxes	8,696	7,975	7,279	9%	19%
Current portion of long-term debt	—	—	3,125	n/a	-100%
Other current liabilities	15,204	15,857	14,202	-4%	7%

Total current liabilities	59,210	58,373	47,108	1%	26%

Long-term debt	—	—	8,139	n/a	-100%
Deferred tax liabilities	1,153	1,211	2,254	-5%	-49%
Other long-term liabilities	27,946	26,803	25,230	4%	11%
Stockholders’ equity	346,037	218,430	196,914	58%	76%

Total liabilities and stockholders’ equity	$434,346	$304,817	$279,645	42%	55%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,724	$432	$(5,648)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	2,832	2,698	2,364
Amortization of purchased intangible assets	288	324	353
Amortization of deferred debt issuance costs	56	56	59
Stock-based compensation	1,727	1,608	1,441
Deferred income taxes	(282)	(2,334)	(1,200)
Loss (gain) on disposal of property, plant and equipment	5	(288)	(14)
Restructuring expenses and asset impairments	—	127	2,046
Change in working capital, net	(14,547)	(447)	6,807
Net cash (used in) provided by operating activities	(8,197)	2,176	6,208
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in marketable securities	(123,984)	—	—
Proceeds from maturities of marketable securities	—	4,799	—
Acquisition of property, plant and equipment	(1,887)	(1,365)	(2,355)
Proceeds on sale of property, plant and equipment	723	281	14
Net cash (used in) provided by investing activities	(125,148)	3,715	(2,341)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on capital expenditure facility	—	(11,750)	(781)
Payment of dividends	—	—	(1,883)
Payment of deferred debt issuance costs	—	—	(84)
Net proceeds from issuance of common stock through equity offering	123,461	—	—
Net proceeds from issuance of common stock through at-the-market offering program	—	25,262	—
Net proceeds from issuance of common stock	253	—	263
Treasury stock purchases	(16)	(2,435)	(34)
Net cash provided by (used in) financing activities	123,698	11,077	(2,519)
EFFECTS OF EXCHANGE RATES ON CASH	173	682	(551)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(9,474)	17,650	797
CASH AND CASH EQUIVALENTS, beginning of the period	45,837	28,187	16,451
CASH AND CASH EQUIVALENTS, end of the period	$36,363	$45,837	$17,248

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Six months ended
	Jun 30, 2021	Jun 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,156	$(1,493)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	5,530	4,716
Amortization of purchased intangible assets	612	707
Amortization of deferred debt issuance costs	112	99
Stock-based compensation	3,335	2,559
Deferred income taxes	(2,616)	(1,360)
Gain on disposal of property, plant and equipment	(283)	(1)
Restructuring expenses and asset impairments	127	3,162
Change in working capital, net	(14,994)	2,739
Net cash (used in) provided by operating activities	(6,021)	11,128
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in marketable securities	(123,984)	—
Proceeds from maturities of marketable securities	4,799	—
Acquisition of property, plant and equipment	(3,252)	(7,476)
Proceeds on sale of property, plant and equipment	1,004	14
Net cash used in investing activities	(121,433)	(7,462)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on capital expenditure facility	(11,750)	(1,562)
Payment of dividends	—	(3,749)
Payment of deferred debt issuance costs	—	(84)
Net proceeds from issuance of common stock through equity offering	123,461	—
Net proceeds from issuance of common stock through at-the-market offering program	25,262	—
Net proceeds from issuance of common stock	253	263
Treasury stock purchases	(2,451)	(1,068)
Net cash provided by (used in) financing activities	134,775	(6,200)
EFFECTS OF EXCHANGE RATES ON CASH	855	(571)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,176	(3,105)
CASH AND CASH EQUIVALENTS, beginning of the period	28,187	20,353
CASH AND CASH EQUIVALENTS, end of the period	$36,363	$17,248

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Sequential	Year-on-year
Net income (loss)	$1,724	$432	$(5,648)	299%	131%
Interest expense, net	81	135	156	-40%	-48%
Income tax provision (benefit)	971	(883)	(2,583)	210%	138%
Depreciation	2,832	2,698	2,364	5%	20%
Amortization of purchased intangible assets	288	324	353	-11%	-18%

EBITDA	5,896	2,706	(5,358)	118%	210%
Restructuring expenses and asset impairments	—	127	2,046	-100%	-100%
Stock-based compensation	1,727	1,608	1,441	7%	20%
Other (income) expense, net	(108)	(394)	85	73%	-227%
Adjusted EBITDA	$7,515	$4,047	$(1,786)	86%	521%

	Six months ended		Change
	Jun 30, 2021	Jun 30, 2020	Year-on-year
Net income (loss)	$2,156	$(1,493)	244%
Interest expense, net	216	394	-45%
Income tax provision (benefit)	88	(514)	117%
Depreciation	5,530	4,716	17%
Amortization of purchased intangible assets	612	707	-13%

EBITDA	8,602	3,810	126%
Restructuring expenses and asset impairments	127	3,162	-96%
Stock-based compensation	3,335	2,559	30%
Other income, net	(502)	(32)	-1,469%
Adjusted EBITDA	$11,562	$9,499	22%

Adjusted operating income (loss)

	Three months ended			Change
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Sequential	Year-on-year
Operating income (loss), as reported	$2,668	$(710)	$(7,990)	476%	133%
Restructuring expenses and asset impairments:
DynaEnergetics	—	—	1,851	n/a	-100%
NobelClad	—	127	195	-100%	-100%
Adjusted operating income (loss)	$2,668	$(583)	$(5,944)	558%	145%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Six months ended		Change
	Jun 30, 2021	Jun 30, 2020	Year-on-year
Operating income (loss), as reported	$1,958	$(1,645)	219%
Restructuring expenses and asset impairments:
DynaEnergetics	—	2,789	-100%
NobelClad	127	254	-50%
Corporate	—	119	-100%
Adjusted operating income	$2,085	$1,517	37%

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended March 31, 2021
	Pretax	Tax Benefit	Net	Diluted weighted average shares outstanding	Diluted EPS
Net income, as reported	$(451)	$(883)	$432	15,463,923	$0.03
Restructuring expenses and asset impairments:
NobelClad	127	—	127	15,463,923	0.01
Adjusted net income	$(324)	$(883)	$559	15,463,923	$0.04

	Three months ended June 30, 2020
	Pretax	Tax Benefit	Net	Diluted weighted average shares outstanding	Diluted EPS
Net loss, as reported	$(8,231)	$(2,583)	$(5,648)	14,832,242	$(0.38)
Restructuring expenses and asset impairments:
DynaEnergetics	1,851	728	1,123	14,832,242	0.08
NobelClad	195	65	130	14,832,242	0.01
Adjusted net loss	$(6,185)	$(1,790)	$(4,395)	14,832,242	$(0.29)

	Six months ended June 30, 2021
	Pretax	Tax Provision	Net	Diluted weighted average shares outstanding	Diluted EPS
Net income, as reported	$2,244	$88	$2,156	16,507,500	0.13
Restructuring expenses and asset impairments:
NobelClad	127	—	127	16,507,500	0.01
Adjusted net income	$2,371	$88	$2,283	16,507,500	$0.14

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Six months ended June 30, 2020
	Pretax	Tax (Benefit) Provision	Net	Diluted weighted average shares outstanding	Diluted EPS
Net loss, as reported	$(2,007)	$(514)	$(1,493)	14,745,661	$(0.10)
Restructuring expenses and asset impairments:
DynaEnergetics	2,789	882	1,907	14,745,661	0.13
NobelClad	254	78	176	14,745,661	0.01
Corporate	119	25	94	14,745,661	0.01
Adjusted net income	$1,155	$471	$684	14,745,661	$0.05

Return on Invested Capital

		Three months ended
		Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021
Operating (loss) income		$(7,990)	$1,465	$(818)	$(710)	$2,668
Income tax (benefit) provision (1)		(2,509)	177	(54)	(1,390)	960
Net operating (loss) profit after taxes (NOPAT)		(5,481)	1,288	(764)	680	1,708
Trailing Twelve Months NOPAT				(717)	(4,277)	2,912

	Balances as of
	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021
Current portion of lease liabilities	1,618	1,846	1,804	1,741	1,505	1,477
Long-term portion of lease liabilities	9,454	10,430	10,155	10,066	10,137	9,944
Current portion of long-term debt	3,125	3,125	3,125	3,125	—	—
Long-term debt	10,406	9,595	8,867	8,139	—	—
Total stockholders' equity	173,689	170,283	169,951	196,914	218,430	346,037
Total invested capital	198,292	195,279	193,902	219,985	230,072	357,458
Average invested capital				208,946	214,182	276,369

Trailing Twelve Months Return on Invested Capital (ROIC)				—%	(2)%	1%

(1) Tax calculation for NOPAT:
	Three months ended			Twelve months ended	Three months ended
	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021
(Loss) income before income taxes	(8,231)	1,147	(1,100)	(1,960)	(451)	2,695
Income tax (benefit) provision	(2,583)	139	(173)	(548)	(883)	971
Effective tax rate	31.4%	12.1%	15.7%	28.0%	195.8%	36.0%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Sequential	Year-on-year
Operating income (loss), as reported	$3,201	$1,521	$(6,895)	110%	146%
Adjustments:
Restructuring expenses and asset impairments	—	—	1,851	n/a	-100%

Adjusted operating income (loss)	3,201	1,521	(5,044)	110%	163%
Depreciation	1,920	1,801	1,513	7%	27%
Amortization of purchased intangibles	163	199	259	-18%	-37%
Adjusted EBITDA	$5,284	$3,521	$(3,272)	50%	261%

	Six months ended
	Jun 30, 2021	Jun 30, 2020	Year-on-year
Operating income, as reported	$4,720	$1,711	176%
Adjustments:
Restructuring expenses and asset impairments	—	2,789	-100%

Adjusted operating income	4,720	4,500	5%
Depreciation	3,721	3,025	23%
Amortization of purchased intangibles	362	519	-30%
Adjusted EBITDA	$8,803	$8,044	9%

NobelClad

	Three months ended			Change
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Sequential	Year-on-year
Operating income, as reported	$3,371	$1,604	$1,985	110%	70%
Adjustments:
Restructuring expenses and asset impairments	—	127	195	-100%	-100%

Adjusted operating income	3,371	1,731	2,180
Depreciation	820	814	787	1%	4%
Amortization of purchased intangibles	125	125	94	—%	33%
Adjusted EBITDA	$4,316	$2,670	$3,061	62%	41%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Six months ended
	Jun 30, 2021	Jun 30, 2020	Year-on-year
Operating income, as reported	$4,976	$3,459	44%
Adjustments:
Restructuring expenses and asset impairments	127	254	-50%

Adjusted operating income	5,103	3,713	37%
Depreciation	1,634	1,527	7%
Amortization of purchased intangibles	250	188	33%
Adjusted EBITDA	$6,987	$5,428	29%